SUBSIDIARY STOCK PURCHASE AGREEMENT


     THIS SUBSIDIARY STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 21st of July, 2000, by and among ROBBIE M. EFIRD, E. W. MILLER, JR., DAVID F. CHRISTIAN and JAMES W. MOSELEY, (hereinafter collectively referred to as "Buyer"); and NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation (hereinafter referred to as "Seller"), being the sole stockholder of both Vercom Software, Inc., a Texas corporation ("Vercom") and Network Systems International of North Carolina, Inc., a North Carolina corporation ("NSINC").

     WHEREAS, Seller is the owner of record and beneficially owns
Seven Hundred Fifty (750) shares of the issued and outstanding shares of Common Stock of Vercom; and

     WHEREAS, Seller is the owner of record and beneficially owns
Fifty Thousand (50,000) shares of the issued and outstanding shares of common stock of NSINC; and

     WHEREAS, Seller desires to sell all of its Shares of  Vercom
and  NSINC Common Stock (herein collectively referred to as   the
"Shares") to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               I.

OPTION, SALE AND PURCHASE OF THE SHARES

     I.1 Option. Subject to the terms and conditions of this Agreement, Seller is hereby granted the option (the "Option") to require the Buyer to purchase the Shares for Three Million Dollars ($3,000,000). Seller may exercise this Option by giving written notice of its desire to exercise the Option on or prior to forty-five (45) days of the date hereof.

     I.2 Sale and Purchase. If the Seller elects to exercise the Option and subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.3 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and each individual within Buyer agrees to purchase from Seller, the number of Shares set forth on Exhibit A, which shares represent 100% of all the issued and outstanding shares of Vercom and NSINC.

     I.3   Closing.   The  purchase shall  be  consummated  at  a
closing ("Closing") to take place at 11:00 o'clock a.m., at Seller's headquarters in Greensboro, North Carolina, on September 5, 2000, or at such earlier date, if agreed to by the parties ("Closing Date").

     I.4 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be Three Million Dollars ($3,000,000). The Purchase Price shall be paid at Closing by a wire transfer in the amount of One Million Five Hundred Thousand Dollars ($1,500,000), which amount will be delivered on Buyer's behalf from amounts held in escrow by G. David Gordon & Associates, P.C., and secured, non-recourse promissory notes in the aggregate amount of $1,500,000, copies of which are attached hereto as Exhibits "B-1, B-2, B-3 and B-4".

                              II.

                 REPRESENTATIONS AND WARRANTIES

     II.1  Representations  and  Warranties  of  Seller.   Seller
represents and warrants to Buyer as follows:

          (a) Title to the Shares. At Closing, Seller shall own of record and beneficially all of the Shares of Vercom and NSINC, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b) Authority. Seller has full power and lawful authority to execute and deliver this Agreement, and, at the Closing, Seller will have full power and lawful authority to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by Seller has been, and, at the Closing, the performance of this Agreement and the consummation by Seller of the transactions contemplated hereby will be, duly and effectively authorized by all requisite corporate action and other action of Seller. This Agreement constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement by
     Seller,  nor  the  consummation  and  performance   of   the
     transactions contemplated hereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller, Vercom or NSINC or any of their respective properties or assets are bound or affected.

          (c) Compliance with Laws. Seller is in compliance in all material respects with applicable federal, state, local and foreign laws, ordinances, regulations, orders, judgments and decrees, including, without limitation, all securities laws, and Seller has not received notice that violation of any law, ordinance, regulation, order, judgment or decree is alleged or threatened.

     (d) Authorized Capitalization of Vercom. The authorized capitalization of Vercom consists of One Hundred Thousand (100,000) shares of Common Stock, par value $0.01 per share, of which Seven Hundred Fifty (750) shares have been issued and are outstanding.

     (e) Authorized Capitalization of NSINC. The authorized capitalization of NSINC consists of One Hundred Thousand (100,000) shares of Common Stock, no par value, of which Fifty Thousand (50,000) shares have been issued and are outstanding.

II.2   Representations  and  Warranties  of   Buyer.    Each
individual within Buyer represents and warrants for himself to Seller as follows:

     (a) Authority. He has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. This Agreement constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon him, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by him, nor the consummation and performance of the transactions contemplated hereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which he is a party.

     (b) Investment Intent. He is acquiring the Shares for his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and he has no present intention of selling, granting participation in, or otherwise distributing the same. He understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of Vercom and NSINC.

                              III.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF BUYER TO CLOSE

The   obligation   of  Buyer  to  close   the   transactions
contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

III.1 Compliance with Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

     III.2 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     III.3 Documents to be Delivered by Seller. Seller shall have delivered the following documents:

          (a) Stock certificates representing all of the Shares in the amounts set forth in Exhibit A, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers.

          (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

     III.4 Contribution Agreement. The Contribution of Assets, Assignment and Assumption Agreement between the Company and NSINC dated July 20, 2000 shall remain in full force and effect and shall not have been modified, amended or changed in any respect unless such modification, amendment or change was agreed to in writing and signed by the parties thereto and consented to in writing and signed by Robbie M. Efird, the duly appointed representative of the Buyers.

     III.5 Rule 14f-1. Seller shall have complied with Rule 14f-1 of the Securities Exchange Act of 1934, as amended, with respect to the appointment of Herbert Tabin to Seller's
Board of Directors.

                              IV.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF SELLER TO CLOSE

     The obligation of Seller to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     IV.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     IV.2 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     IV.3 Completion of Due Diligence. Herbert Tabin, whose appointment to Seller's Board of Directors will become effective on the eleventh day after Seller's compliance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended, will be given until September 4, 2000 to complete any due diligence he deems necessary to approve the transactions contemplated by this Agreement. If Mr. Tabin fails to approve this transaction by September 4, 2000, this Agreement shall become null and void.

     IV.4 Payments. Seller shall have received from G. David Gordon & Associates, P.C. from escrowed funds held on behalf of Buyer a wire transfer in the amount of $1,500,000 and secured promissory notes delivered at the Closing by Buyer pursuant to this Agreement.

                               V.

               MODIFICATION, WAIVERS, TERMINATION
                          AND EXPENSES

     V.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

     V.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     V.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a)  By the mutual consent of Seller and Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article III shall have not have been satisfied, in all material respects by September 5, 2000; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall not have been satisfied in all material respects by September 5, 2000.

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                              VI.

                         MISCELLANEOUS

     VI.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     VI.2 Binding Effect. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     VI.3 Applicable Law. This Agreement is made pursuant to, and will be construed under, the laws of the State of North
Carolina.

     VI.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a)  If to Seller, to:

                    G. David Gordon & Associates, P.C.
                    ATTN: David Gordon
                    7633 East 63rd Place, Suite 210
                    Tulsa, OK    74133
                    Telephone:  (918) 254-4997
                    Fax: (918) 254-2988


          (b)  If to Buyer, to:

                    Robbie Efird
                    200 North Elm Street
                    Greensboro, NC   27401
                    Telephone:  (336) 271-8400
                    Fax: (336) 271-0852

     These addresses may be changed from time to time by written notice to the other parties.

     VI.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

     VI.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     VI.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     VI.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     VI.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     VI.10 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

     VI.11 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

     VI.12 Further Actions. Each of the parties hereto shall execute such agreements, certificates, documents and other instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions hereof and the transactions provided for herein.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

                              "BUYER"


                              /s/ Robbie Efird
                              Robbie Efird


                              /s/ E.W. Miller, Jr.
                              E. W. Miller, Jr.


                              /s/ David F. Christian
                              David F. Christian


                              /s/ James W. Moseley
                              James W. Moseley


                         "SELLER"

                         NETWORK SYSTEMS INTERNATIONAL, INC.


                         /s/ Christopher N. Baker
                         Christopher N. Baker , President

EXHIBIT A
                            Vercom Shares:           NSINC Shares:

Robbie M. Efird             359                      23,925
E. W. Miller, Jr.           195                      12,975
David F. Christian          119                       7,950
James W. Moseley             77                       5,150
                            750                      50,000

EXHIBIT B-1

                         PROMISSORY NOTE

$406,050.00                            Greensboro, North Carolina
                                                ___________, 2000


     FOR VALUE RECEIVED, ROBBIE M. EFIRD (the "Debtor") promises to pay to the order of NETWORK SYSTEMS INTERNATIONAL, INC. (the "Noteholder"), at 200 North Elm Street, Greensboro, North Carolina, 27401, or at such other place as the holder hereof may designate, the principal sum of FOUR HUNDRED SIX THOUSAND FIFTY AND 00/100 DOLLARS ($406,050.00).

     The unpaid principal balance of this Note shall not bear interest. The principal balance of this note shall be due an payable in full one hundred twenty (120) calendar days from the date hereof. All or any part of the principal of this Note may be prepaid at any time without premium or penalty.

     This Note is secured by a pledge of 791,991 shares of the
common stock of the Noteholder (the "Pledged Shares").   The
Debtor shall have no personal liability with respect to any of the provisions of this Note. If the Debtor is in default of his payment obligations under this Note, the Noteholder's sole remedy shall be to sell the Pledged Shares in satisfaction of this Note. It is expressly understood and agreed that the Debtor's liability under the terms of this Note shall in no event exceed the Noteholder's realization from any sale of the Pledged Shares.

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day first above written.

                                   THE DEBTOR:
                                   /s/ Robbie M. Efird
                                   Robbie M. Efird


EXHIBIT B-2

                         PROMISSORY NOTE

$440,700.00                            Greensboro, North Carolina
                                                ___________, 2000


     FOR VALUE RECEIVED, E. W. MILLER, JR. (the "Debtor") promises to pay to the order of NETWORK SYSTEMS INTERNATIONAL, INC. (the "Noteholder"), at 200 North Elm Street, Greensboro, North Carolina, 27401, or at such other place as the holder hereof may designate, the principal sum of FOUR HUNDRED FORTY THOUSAND SEVEN HUNDRED AND 00/100 DOLLARS ($440,700.00).

     The unpaid principal balance of this Note shall not bear interest. The principal balance of this note shall be due an payable in full one hundred twenty (120) calendar days from the date hereof. All or any part of the principal of this Note may be prepaid at any time without premium or penalty.

     This Note is secured by a pledge of 859,621 shares of the
common stock of the Noteholder (the "Pledged Shares").   The
Debtor shall have no personal liability with respect to any of the provisions of this Note. If the Debtor is in default of his payment obligations under this Note, the Noteholder's sole remedy shall be to sell the Pledged Shares in satisfaction of this Note. It is expressly understood and agreed that the Debtor's liability under the terms of this Note shall in no event exceed the Noteholder's realization from any sale of the Pledged Shares.

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day first above written.

                                   THE DEBTOR:

                                   /s/ E. W. Miller, Jr.
                                   E. W. Miller, Jr.


EXHIBIT B-3



                         PROMISSORY NOTE

$407,400.00                            Greensboro, North Carolina
                                                ___________, 2000


     FOR VALUE RECEIVED, DAVID F. CHRISTIAN (the "Debtor") promises to pay to the order of NETWORK SYSTEMS INTERNATIONAL, INC. (the "Noteholder"), at 200 North Elm Street, Greensboro, North Carolina, 27401, or at such other place as the holder hereof may designate, the principal sum of FOUR HUNDRED SEVEN THOUSAND FOUR HUNDRED AND 00/100 DOLLARS ($407,400.00).

     The unpaid principal balance of this Note shall not bear interest. The principal balance of this note shall be due an payable in full one hundred twenty (120) calendar days from the date hereof. All or any part of the principal of this Note may be prepaid at any time without premium or penalty.

     This Note is secured by a pledge of 794,622 shares of the
common stock of the Noteholder (the "Pledged Shares").   The
Debtor shall have no personal liability with respect to any of the provisions of this Note. If the Debtor is in default of his payment obligations under this Note, the Noteholder's sole remedy shall be to sell the Pledged Shares in satisfaction of this Note. It is expressly understood and agreed that the Debtor's liability under the terms of this Note shall in no event exceed the Noteholder's realization from any sale of the Pledged Shares.

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day first above written.

                                   THE DEBTOR:
                                   /s/ David F. Christian
                                   David F. Christian


EXHIBIT B-4

                         PROMISSORY NOTE

$245,850.00                            Greensboro, North Carolina
                                                ___________, 2000


     FOR VALUE RECEIVED, JAMES W. MOSELEY (the "Debtor") promises to pay to the order of NETWORK SYSTEMS INTERNATIONAL, INC. (the "Noteholder"), at 200 North Elm Street, Greensboro, North Carolina, 27401, or at such other place as the holder hereof may designate, the principal sum of TWO HUNDRED FORTY FIVE THOUSAND EIGHT HUNDRED FIFTY AND 00/100 DOLLARS ($245,850.00).

     The unpaid principal balance of this Note shall not bear interest. The principal balance of this note shall be due an payable in full one hundred twenty (120) calendar days from the date hereof. All or any part of the principal of this Note may be prepaid at any time without premium or penalty.

     This Note is secured by a pledge of 479,622 shares of the
common stock of the Noteholder (the "Pledged Shares").   The
Debtor shall have no personal liability with respect to any of the provisions of this Note. If the Debtor is in default of his payment obligations under this Note, the Noteholder's sole remedy shall be to sell the Pledged Shares in satisfaction of this Note. It is expressly understood and agreed that the Debtor's liability under the terms of this Note shall in no event exceed the Noteholder's realization from any sale of the Pledged Shares.

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day first above written.

                                   THE DEBTOR:
                                   /s/ James W. Moseley
                                   James W. Moseley